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                                                                   EXHIBIT 12.1

                      SARA LEE CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (In millions except ratios)


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                                                                 Twenty-Six Weeks Ended
                                                                 ----------------------
                                                              Jan 1,              Dec. 26,
                                                               1994                1992
                                                             ---------           ---------
Fixed charges:
 Interest expense                                            $      84           $      72
 Interest portion of rental expense                                 31                  29
                                                             ---------           ---------

 Total fixed charges before capitalized interest                   115                 101
 Capitalized interest                                               13                  12
                                                             ---------           ---------

  Total fixed charges                                        $     128           $     113
                                                             ---------           ---------
                                                             ---------           ---------


Earnings available for fixed charges:
 Income before income taxes                                  $     601           $     557
 Less undistributed income in minority owned companies              (5)                 (4)
 Add minority interest in majority-owned subsidiaries               13                  13
 Add amortization of capitalized interest                            9                   9
 Add fixed charges before capitalized interest                     115                 101
                                                             ---------           ---------

  Total earnings available for fixed charges                 $     733           $     676
                                                             ---------           ---------
                                                             ---------           ---------


Ratio of earnings to fixed charges                                 5.7                 6.0
                                                             ---------           ---------
                                                             ---------           ---------

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